Press Release

FOR IMMEDIATE RELEASE:

Exhibit 99.1

DCT INDUSTRIAL TRUST® REPORTS FIRST QUARTER 2016 RESULTS

FFO, as adjusted, of $0.54 per Share

Consolidated Operating Occupancy Increased to 95.8 Percent

Same-Store NOI Growth of 5.4 Percent on a Cash Basis and 5.2 Percent on a GAAP Basis

Rent Growth of 22.2 Percent on a GAAP Basis and 9.9 Percent on a Cash Basis

In Q1, Stabilized 2.4 Million Square Feet of Development at a

Weighted-Average Yield of 8.0 Percent

Company Raised 2016 FFO Guidance, as adjusted, to between $2.10 and $2.20 Per Diluted Share

DENVER, May 5, 2016 – DCT Industrial Trust® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the quarter ending March 31, 2016.

“DCT had a great first quarter. Due to the focus of our market teams, as well as the high quality of our portfolio, we once again delivered strong operating results, including same-store cash NOI growth of 5.4 percent and GAAP rental rate growth of 22.2 percent,” said Phil Hawkins, President and CEO for DCT Industrial. “Our development and redevelopment program also continues to create substantial value. In the first quarter, we stabilized seven buildings, totaling 2.4 million square feet at a weighted-average yield of 8.0 percent – a reflection of very strong customer demand, low market vacancy levels and continued disciplined supply.”

Funds from operations (“FFO”), as adjusted, attributable to common stockholders and unitholders for Q1 2016 totaled $50.5 million, or $0.54 per diluted share, compared with $45.7 million, or $0.49 per diluted share, for Q1 2015, an increase of 10.2 percent per diluted share. These results exclude a non-cash charge of $1.1 million related to hedge ineffectiveness for the quarter ending March 31, 2016 and $1.3 million of acquisitions costs for the quarter ending March 31, 2015.

Net income attributable to common stockholders for Q1 2016 was $36.4 million, or $0.41 per diluted share, compared to $28.7 million, or $0.32 per diluted share, reported for Q1 2015.

Property Results and Leasing Activity

As of March 31, 2016, DCT Industrial owned 394 consolidated operating properties, totaling 63.0 million square feet, with occupancy of 95.8 percent, an increase of 140 basis points over Q4 2015 and 50 basis points over Q1 2015. On a same portfolio basis, there was no impact on occupancy as a result of dispositions or placing developments into operations. Approximately 200,000 square feet, or 0.4 percent of DCT Industrial’s total consolidated portfolio was leased but not occupied at March 31, 2016, which does not take into consideration 1.9 million leased square feet of developments and redevelopments.

In Q1 2016, the Company signed leases totaling 4.3 million square feet with rental rates increasing 22.2 percent on a GAAP basis and 9.9 percent on a cash basis, compared to the corresponding expiring leases. Over the previous four quarters, rental rates on signed leases increased 21.7 percent on a GAAP basis and 7.3 percent on a cash basis. The Company’s tenant retention rate was 62.3 percent in Q1 2016.

Net operating income (“NOI”) was $69.3 million in Q1 2016, compared with $63.4 million in Q1 2015. In Q1 2016, same-store NOI, excluding revenue from lease terminations, increased 5.2 percent on a GAAP basis and 5.4 percent on a cash basis, when compared to Q1 2015. Same-store occupancy averaged 95.0 percent in Q1 2016, an increase of 20 basis points over Q1 2015. Same-store occupancy as of March 31, 2016 was 95.3 percent.

Investment Activity

Development and Redevelopment

In Q1 2016, DCT Industrial stabilized 2.4 million square feet of development at a weighted-average yield of 8.0 percent. Since January 1, 2016, the Company executed 900,000 square feet of development and redevelopment leases bringing its development pipeline to 62.9 percent leased and its redevelopment pipeline to 76.8 percent leased.

Development highlights since January 1, 2016:

•

In April, executed a 234,000 square foot lease for Building 13B, a 445,000 square foot building located in DCT Industrial’s SCLA unconsolidated joint venture in Victorville, CA. The building is now 100 percent leased. The Company commenced construction on the project in Q1 2016 with completion scheduled for Q3 2016.

•	Executed an 18,000 square foot lease bringing DCT Fife 45 North, a 79,000 square foot development located in the Tacoma/Fife submarket of Seattle, to 100 percent leased.
•

Commenced construction on DCT North Satellite Distribution Center, a 548,000 square foot building located in the I-85/South/Airport submarket of Atlanta. The project is scheduled to be complete in Q1 2017.

•	Commenced construction on DCT Commerce Center Phase II Building C, a 136,000 square foot building located in the Airport West submarket of Miami. The project is scheduled to be complete in Q4 2016.
•	Commenced construction on DCT Airport Distribution Center Building D, a 95,000 square foot building located in the Southeast submarket of Orlando. The project is scheduled to be complete in Q3 2016.

Redevelopment highlights since January 1, 2016:

•	In April, executed a full-building lease for a 297,000 square foot redevelopment located in the Hayward submarket of Northern California. The project is scheduled to be complete in Q4 2016.
•	In April, executed a 31,000 square foot lease bringing a 63,000 square foot redevelopment located in the DFW Airport submarket of Dallas to 100 percent leased.
•	Executed two 160,000 square foot leases bringing a 320,000 square foot redevelopment located in the I-88 Corridor submarket of Chicago to 100 percent leased.

Dispositions

Since January 1, 2016, DCT Industrial has sold nine buildings totaling 1.9 million square feet. These transactions generated total gross proceeds of $98.7 million and have an expected year-one weighted-average cash yield of 6.6 percent.

The table below summarizes the dispositions since January 1, 2016:

Market	Submarket	Square Feet	Occupancy	Closed
Houston, TX (3 buildings)	Northwest	273,000	94.0%	Jan-16
Louisville, KY	Jefferson Riverport	506,000	100.0%	Jan-16
Chicago (4 buildings)	Central Kane/DuPage	829,000	100.0%	Apr-16
Chicago	Central Kane/DuPage	249,000	100.0%	Apr-16
Total/Weighted Average		1,857,000	99.1%

Capital Markets

Since January 1, 2016, DCT Industrial raised $48.6 million in net proceeds from the sale of common stock through its “at the market” equity offering. The Company issued approximately 1.2 million shares at an average price of $39.93 per share. The proceeds were used for development activities and general corporate purposes.

In February 2016, the Company prepaid $50.0 million of senior unsecured notes at par. These notes were originally scheduled to mature April 1, 2016.

Governance

At its May 4, 2016 meeting, DCT Industrial’s Board of Directors, of its own accord, unanimously approved amending the Company’s Bylaws to provide proxy access rights and exclusive forum provisions. For further details please refer to the Company’s form 8-K filed May 4, 2016.

Dividend

DCT Industrial’s Board of Directors declared a $0.29 per share quarterly cash dividend, payable on July 13, 2016 to stockholders of record as of July 1, 2016.

Guidance

The Company raised 2016 FFO guidance, as adjusted, to $2.10 to $2.20 per diluted share, up from $2.07 to $2.17 per diluted share. Additionally, net income attributable to common stockholders is expected to be between $0.73 and $0.83 per diluted share.

The Company’s FFO guidance excludes actual and any potential future acquisition costs and non-cash charges for hedge ineffectiveness.

For additional details, assumptions and definitions related to the Company’s 2016 guidance, please refer to page 18 in DCT Industrial’s first quarter 2016 supplemental reporting package.

Conference Call Information

DCT Industrial will host a conference call to discuss Q1 results on Friday, May 6, 2016 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 506-6112 or (412) 902-6686. A telephone replay will be available through Friday, June 3, 2016 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10083454. A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until May 6, 2017.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust®

DCT Industrial is a leading industrial real estate company specializing in the acquisition, development, leasing and management of bulk distribution and light industrial properties in high-volume distribution markets in the U.S.  As of March 31, 2016, the Company owned interests in approximately 71.9 million square feet of properties leased to approximately 900 customers. DCT maintains a Baa2 rating from Moody’s Investors Service and a BBB- from Standard & Poor’s Rating Services. Additional information is available at www.dctindustrial.com.

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CONTACT:

Melissa Sachs

DCT Industrial Trust

303-597-2400

investorrelations@dctindustrial.com

###

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	March 31, 2016	December 31, 2015
ASSETS	(unaudited)
Land	$1,011,483	$1,009,905
Buildings and improvements	2,991,005	2,886,859
Intangible lease assets	80,921	84,420
Construction in progress	128,700	159,397
Total investment in properties	4,212,109	4,140,581
Less accumulated depreciation and amortization	(775,342)	(742,980)
Net investment in properties	3,436,767	3,397,601
Investments in and advances to unconsolidated joint ventures	83,232	82,635
Net investment in real estate	3,519,999	3,480,236
Cash and cash equivalents	14,230	18,412
Restricted cash	63,598	31,187
Straight-line rent and other receivables, net of allowance for doubtful accounts of $438 and $335, respectively	67,111	60,357
Other assets, net	15,507	15,964
Assets held for sale	-	26,199
Total assets	$3,680,445	$3,632,355

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$96,714	$108,788
Distributions payable	27,185	26,938
Tenant prepaids and security deposits	28,882	29,663
Other liabilities	31,082	18,398
Intangible lease liabilities, net	21,170	22,070
Line of credit	161,000	70,000
Senior unsecured notes	1,226,498	1,276,097
Mortgage notes	208,776	210,375
Liabilities related to assets held for sale	-	869
Total liabilities	1,801,307	1,763,198

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	-	-
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	-	-
Common stock, $0.01 par value, 500,000,000 shares authorized 88,591,953 and 88,313,891 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	886	883
Additional paid-in capital	2,773,106	2,766,193
Distributions in excess of earnings	(981,489)	(992,010)
Accumulated other comprehensive loss	(27,452)	(23,082)
Total stockholders’ equity	1,765,051	1,751,984
Noncontrolling interests	114,087	117,173
Total equity	1,879,138	1,869,157
Total liabilities and equity	$3,680,445	$3,632,355

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended March 31,
	2016	2015
REVENUES:
Rental revenues	$93,977	$88,062
Institutional capital management and other fees	393	378
Total revenues	94,370	88,440

OPERATING EXPENSES:
Rental expenses	10,049	10,148
Real estate taxes	14,601	14,505
Real estate related depreciation and amortization	40,070	38,996
General and administrative	6,262	7,336
Total operating expenses	70,982	70,985
Operating income	23,388	17,455

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated joint ventures, net	884	807
Gain on dispositions of real estate interests	30,097	26,154
Interest expense	(16,422)	(13,904)
Interest and other income (expense)	515	(18)
Income tax expense and other taxes	(116)	(193)
Consolidated net income of DCT Industrial Trust Inc.	38,346	30,301
Net income attributable to noncontrolling interests	(1,955)	(1,556)
Net income attributable to common stockholders	36,391	28,745
Distributed and undistributed earnings allocated to participating securities	(228)	(143)
Adjusted net income attributable to common stockholders	$36,163	$28,602

EARNINGS PER COMMON SHARE:
Basic	$0.41	$0.32
Diluted	$0.41	$0.32

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	88,384	88,090
Diluted	88,750	88,419

Distributions declared per common share	$0.29	$0.28

Reconciliation of Net Income Attributable to Common Stockholders to Funds from Operations

(unaudited, in thousands, except per share and unit data)

	For the Three Months Ended March 31,
	2016	2015
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$36,391	$28,745
Adjustments:
Real estate related depreciation and amortization	40,070	38,996
Equity in earnings of unconsolidated joint ventures, net	(884)	(807)
Equity in FFO of unconsolidated joint ventures	2,367	2,408
Gain on dispositions of real estate interests	(30,097)	(26,154)
Gain on dispositions of non-depreciable real estate	-	18
Noncontrolling interest in the above adjustments	(686)	(853)
FFO attributable to unitholders	2,261	2,067
FFO attributable to common stockholders and unitholders – basic and diluted (1)	49,422	44,420
Adjustments:
Acquisition costs	20	1,314
Hedge ineffectiveness (non-cash)	1,063	-
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$50,505	$45,734

FFO per common share and unit – basic	$0.53	$0.48
FFO per common share and unit – diluted	$0.53	$0.48

FFO, as adjusted, per common share and unit – basic	$0.54	$0.49
FFO, as adjusted, per common share and unit – diluted	$0.54	$0.49

FFO weighted average common shares and units outstanding:
Common shares for earnings per share	88,384	88,090
Participating securities	509	571
Units	4,236	4,299
FFO weighted average common shares, participating securities and units outstanding – basic	93,129	92,960
Dilutive common stock equivalents	366	329
FFO weighted average common shares, participating securities and units outstanding – diluted	93,495	93,289

(1)	FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).

Guidance

The Company is providing the following guidance:

	Range for the Full-Year
	2016
	Low	High
Guidance:
Earnings per common share – diluted	$0.73	$0.83
Gains on disposition of real estate interest	(0.32)	(0.32)
Real estate related depreciation and amortization(1)	1.68	1.68
Hedge ineffectiveness (non-cash) and acquisition costs	0.01	0.01
FFO, as adjusted, per common share and unit – diluted(2)	$2.10	$2.20

(1) Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.
(2) The Company’s FFO guidance excludes future acquisition costs and hedge ineffectiveness.

The following table shows the calculation of our Fixed Charge Coverage Ratio for the three months ended March 31, 2016 and 2015 (unaudited, in thousands):

	Three Months Ended March 31,
	2016	2015
Net income attributable to common stockholders	$36,391	$28,745
Interest expense	16,422	13,904
Proportionate share of interest expense from unconsolidated joint ventures	274	324
Real estate related depreciation and amortization	40,070	38,996
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,100	1,208
Income tax expense and other taxes	116	193
Stock-based compensation	1,302	1,063
Noncontrolling interests	1,955	1,556
Non-FFO gain on dispositions of real estate interests	(30,097)	(26,136)
Adjusted EBITDA	$67,533	$59,853

CALCULATION OF FIXED CHARGES:
Interest expense	$16,422	$13,904
Capitalized interest	2,947	3,709
Amortization of loan costs and debt premium/discount	(226)	20
Other non-cash interest expense(1)	(2,087)	(1,024)
Proportionate share of interest expense from unconsolidated joint ventures	274	324
Total fixed charges	$17,330	$16,933

Fixed charge coverage ratio	3.9x	3.5x

(1)       Includes $1.1 million of hedge ineffectiveness.

The following table is a reconciliation of our reported net income attributable to common stockholders to our net operating income for the three months ended March 31, 2016 and 2015 (unaudited, in thousands):

	Three Months Ended March 31,
	2016	2015
Reconciliation of net income attributable to common stockholders to NOI:
Net income attributable to common stockholders	$36,391	$28,745
Net income attributable to noncontrolling interests	1,955	1,556
Income tax expense and other taxes	116	193
Interest and other (income) expense	(515)	18
Interest expense	16,422	13,904
Equity in earnings of unconsolidated joint ventures, net	(884)	(807)
General and administrative expense	6,262	7,336
Real estate related depreciation and amortization	40,070	38,996
Gain on dispositions of real estate interests	(30,097)	(26,154)
Institutional capital management and other fees	(393)	(378)
Total NOI	69,327	63,409
Less NOI – non-same store properties	(10,048)	(6,618)
Same store NOI	59,279	56,791
Less revenue from lease terminations	(80)	(497)
Add early termination straight-line rent adjustment	109	107
Same store NOI, excluding revenue from lease terminations	59,308	56,401
Less straight-line rents, net of related bad debt expense	(1,195)	(1,132)
Less amortization of above/(below) market rents	(560)	(675)
Same store Cash NOI, excluding revenue from lease terminations	$57,553	$54,594

Financial Measures

NOI is defined as rental revenues, which includes expense reimbursements, less rental expenses and real estate taxes, and excludes institutional capital management fees, depreciation, amortization, casualty and involuntary conversion gain (loss), impairment, general and administrative expenses, equity in earnings (loss) of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as amortization, depreciation, impairment, interest expense, interest and other income, income tax expense and other taxes and general and administrative expenses.   We also present NOI excluding lease termination revenue as it is not considered to be indicative of recurring operating performance.  However, NOI should not be viewed as an alternative measure of DCT Industrial’s financial performance since it excludes expenses which could materially impact our results of operations.  Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI.  Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure.  However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.  NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.  FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures.  We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO.  Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure.  We also present FFO, as adjusted, which excludes hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable.  We believe that FFO excluding hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.  Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

We calculate Fixed Charge Coverage Ratio as Adjusted EBITDA divided by total Fixed Charges. Fixed Charges include interest expense, interest capitalized, our proportionate share of our unconsolidated joint venture interest expense and adjustments for amortization of discounts, premiums, loan costs and other non-cash interest expense.

Forward-Looking Statements

We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and development; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the cost of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.